UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 3, 2023 (February 2, 2023)

Uniti Group Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-36708	46-5230630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2101 Riverfront Drive, Suite A Little Rock, Arkansas	72202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (501) 850-0820

Not Applicable

(Former name or former address, if changed since last report.)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	UNIT	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

The information set forth below in Item 8.01 of this Current Report on Form 8-K with respect to the Full Redemption of the 2025 secured notes (each as defined below) is incorporated herein by reference.

Item 8.01	Other Events

On February 2, 2023, the Company issued a press release to announce the pricing of an offering of $2.60 billion aggregate principal amount of 10.50% senior secured notes due 2028 (the “New Notes”) by its subsidiaries, Uniti Group LP, Uniti Fiber Holdings Inc., Uniti Group Finance 2019 Inc. and CSL Capital, LLC (the “Issuers”), which is an increase of $850 million over the previously announced amount. The New Notes will be guaranteed on a senior unsecured basis by the Company and on a senior secured basis by each of the Company’s subsidiaries (other than the Issuers) that guarantees indebtedness under the Company’s senior secured credit facilities and the Company’s existing secured notes (except initially those subsidiaries that require regulatory approval prior to guaranteeing the New Notes). The Issuers intend to use a portion of the net proceeds from the offering of the New Notes to fund the redemption in full (the “Full Redemption”) of all outstanding aggregate principal amount of their 7.875% senior secured notes due 2025 (the “2025 secured notes”), including related premiums, fees and expenses in connection with the foregoing. In connection with the pricing of the New Notes, the Company issued a conditional notice of full redemption for the 2025 secured notes, which is conditioned upon completion of one or more debt financings in an aggregate principal amount of at least $2.60 billion. This Current Report on Form 8-K does not constitute a notice of redemption with respect to the 2025 secured notes. The Issuers intend to use the remaining net proceeds from the offering of the New Notes to repay outstanding borrowings under the Company’s revolving credit facility. The offering of the New Notes is expected to close on February 14, 2023.

The New Notes will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from registration under the Securities Act or any applicable state securities laws. The New Notes were offered only to persons reasonably believed to be qualified institutional buyers under Rule 144A under the Securities Act and outside the United States in compliance with Regulation S under the Securities Act. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
99.1	Press Release issued February 2, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 3, 2023	UNITI GROUP INC.

	By:	/s/ Daniel L. Heard
		Name:	Daniel L. Heard
		Title:	Executive Vice President - General Counsel and Secretary